EXHIBIT 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-135230, 333-36764, 333-70745) of Oneida Financial Corp. of our
report dated March 27, 2007, relating to the consolidated financial statements of Oneida Financial Corp., which report is included in the December 31, 2006 Annual Report on Form 10-K of Oneida Financial Corp.


                                           /s/ Crowe Chizek and Company LLC

                                           Crowe Chizek and Company LLC

Cleveland, Ohio
March 29, 2007